Exhibit 1

Exhibit 1

CEMEX Day

September 29, 2011

www.cemex.com

Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the financing agreement entered into with major creditors and other debt agreements, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON OUR MEXICAN FRS FINANCIAL STATEMENTS

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

CEMEX Transformation – Impact on P&L

Target set at ~US$400 million annually Expect US$150 million to be realized by end of 2011 and balance by end of 2012; to be fully reflected in 2013

Efficient and effective organization o Reduction of organizational layers o Elimination of redundancies o Headcount to be reduced by 6% Streamlined SG&A expenses o Elimination of non value-added activities Operational improvement of underperforming assets o Elimination of operating losses

US$ million

400 300 200 100 0

100

75

225

400

Personnel SG&A Operational Total expenses expenses improvement

CEMEX Transformation – Savings identified so far…

US$ million

400 300 200 100 0

56

71

332

205

Personnel expenses

SG&A expenses

Operational improvement

Total

CEMEX Transformation – Impact on Balance Sheet

Systematic rationalization of non-productive assets

Mainly real estate

Additionally, divestment of non-strategic assets that currently do not generate EBITDA

US$ million Real Estate Sales

800

700

600

500 400 300

200 100 0

300 320 800 180

2011 2012 2013+ Total

Consolidated SG&A as a % of Sales (1)

11.1% 10.9%

10.1%

2009 2010 2011e

(1) Excluding freight and depreciation

Mexico: Evolution of Alternative Fuels Share in Fuel Mix

9%

16%

24%

36%

42%

46%

2010 2011e 2012e 2013e 2014e 2015e

Annual savings (US$ million) 18 45 59 67

A 1% increase results in average savings of ~US$2.2 million

Mexico: Logistics Efficiency Circuit time: 24 hours Round trip: 331 km Cost reduction: ~25% vs. one way

Bagged cement

Morelia, Mich.

Huichapan, Hgo.

Alternative fuels

Expected annual savings of ~US$25 million by 2012

Mexico: CEMEX Transformation – Current Identified Savings (US$ million)

96

Operational improvement

SG&A

Headcount

30

13

53

2011e 2012e

32 11 7 14

Outlook 2011

Consolidated cement and ready-mix volumes expected to grow 1% and 5%, respectively, while aggregates volumes expected to remain flat

Cost of energy, on a per-ton-of-cement-produced basis, expected to increase by about 17%

Total capex expected to reach US$470 million, US$350 million in maintenance capex and US$120 million in strategic capex

No significant change expected in working capital investments from 2010 levels

No significant change expected in cost of debt, including perpetual and convertible notes

Outlook

Expected mid-cycle consolidated EBITDA of at least US$4.5 to US$5 billion

Expected mid-cycle EBITDA contribution from the United States should be between US$1.5 to US$1.8 billion

EBITDA expected to grow next year

U.S. operations expected to be profitable next year

Expect to raise US$1 billion in asset sales by the end of next year

Continue to comply with our financial covenants this and next year

2011 Volume Outlook (vs. 2010)

Gray Cement Ready Mix Aggregates

Consolidated 1% 5% flat

Mexico 3% 7% (2%)

U.S. (3%) (5%) (6%)(1)

Spain (13%) (15%) (14%)

U.K. 5% 9% 3%

Germany 13% 12% 10%

France N/A 9% 9%

Colombia 6% 35% 51%

Egypt no guidance no guidance no guidance

Poland 13% 20% Flat

Philippines (5%) N/A N/A

(1) Comparable terms for existing operations

CEMEX Day

September 29, 2011

www.cemex.com